UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2007
PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-25887 (Commission file number)	36-3681151 (I.R.S. employer identification no.)

70 West Madison Chicago, Illinois (Address of principal executive offices)		60602 (Zip Code)
Registrant’s telephone number, including area code: (312) 683-7100
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.
     On November 2, 2007, PrivateBancorp, Inc. announced that it intends to offer, subject to market and other conditions, shares of its common stock to certain Qualified Institutional Buyers and “accredited” investors pursuant to Regulation D of Rule 506 under the Securities Act of 1933, as amended (the “Act”). The aggregate dollar amount of the offering has not yet been determined. A copy of the press release relating to the Company’s announcement is attached as Exhibit 99.1 hereto and is incorporated herein by reference in accordance with Rule 135c of the Act.
     The securities to be offered have not been registered under the Securities Act, or any state securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
     The press release filed as an exhibit hereto is not an offer to sell, nor a solicitation of an offer to buy any securities, nor shall there be any sale of such securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers of the securities will be made only by means of a private offering document.
Item 9.01.      Financial Statements and Exhibits.
(d)       Exhibits.
Exhibit 99.1       Press Release dated November 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	PRIVATEBANCORP, INC.

	By:	/s/ Dennis L. Klaeser
Dennis L. Klaeser
Chief Financial Officer

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Press Release dated November 2, 2007.